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                                                                    EXHIBIT 99.1

                               CONTACT:   A. Ernest Whiton
                                          Chief Financial Officer
                                          ZOLL Medical Corporation
                                          978-421-9655

                                          Ken Ludlum
                                          President and Chief Executive Officer
                                          Revivant Corporation
                                          408-524-3500


FOR IMMEDIATE RELEASE

            ZOLL MEDICAL AND REVIVANT ANNOUNCE STRATEGIC RELATIONSHIP

                 NEW AUTOPULSE(TM) AUTOMATED CPR PRODUCT OFFERS
           REVOLUTIONARY OPPORTUNITY TO TREAT CARDIAC ARREST PATIENTS

     Chelmsford, MA, August 14, 2003 - ZOLL Medical Corporation (Nasdaq: ZOLL), a manufacturer of non-invasive cardiac resuscitation devices, and Revivant Corporation, a manufacturer of the AutoPulse(TM) CPR product, today announced a business agreement aimed at the commercialization of Revivant's AutoPulse(TM). The AutoPulse(TM), a new FDA-approved portable device that automates chest compressions, has been shown to greatly increase blood flow to the brain and heart compared to manual cardiopulmonary resuscitation (CPR). The AutoPulse(TM) is currently sold in the United States and is being used clinically in a number of sites.

     Under the terms of the agreement, ZOLL has invested $7 million in Revivant preferred stock and provided $5 million of debt financing. In return, ZOLL received a 15% stake in Revivant and an option, at ZOLL's discretion, to acquire the remaining outstanding shares of Revivant at any time up through October 4, 2004. If the option is exercised by ZOLL, ZOLL will pay $15 million to Revivant's shareholders to acquire the remaining outstanding shares. ZOLL may also make clinical milestone payments, up to an additional $15 million, tied to the completion of certain clinical trials with the AutoPulse(TM). ZOLL will make additional payments in the years 2005 through 2007 based on the growth of the AutoPulse(TM) sales. All payments made after the initial debt and equity investments will be a combination of cash and ZOLL common stock.

     The need for improved blood flow during cardiac arrest is well documented. Recent clinical studies have shown that in some cases it is beneficial to provide chest compressions prior to attempting a defibrillation shock. Manual chest compressions using only the rescuer's hands are not optimal in restoring blood pressure and increasing blood flow in an arrest victim. An improved technique for performing chest compressions has been long sought by resuscitation researchers.

     In animal trials, the AutoPulse(TM) has been shown to improve blood flow to the brain and heart to above normal, pre-cardiac arrest levels in an ALS environment, versus achieving only 30% of normal levels with conventional CPR. In an in-hospital human trial, the AutoPulse(TM) product increased coronary perfusion pressure in arrest victims to above levels needed for a return to spontaneous circulation while manually performed CPR did not.

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Additional studies are currently in progress. The AutoPulse(TM) holds the promise of being able to resuscitate patients that have been in arrest for an extended period of time.

     Richard Packer, President and Chief Executive Officer of ZOLL, commented on the opportunity represented by the AutoPulse(TM), "With the spread of AED's there is a foundation for achieving high resuscitation rates. However, early defibrillation alone will not allow resuscitation rates, currently around 5% worldwide, to get beyond 15%. Improving circulation in a patient in arrest is the next big opportunity. We envision a day, in the not too distant future, when the AutoPulse(TM) is a front line tool for all professional rescuers. Additionally, the potential to add ZOLL defibrillation technology to the current AutoPulse(TM) device would allow ZOLL to offer a unique resuscitation solution to the marketplace. We are very excited about working closely with the management of Revivant to ramp up the adoption of the AutoPulse(TM)."

     Ken Ludlum, President and Chief Executive Officer of Revivant, commented on the relationship, "Revivant's AutoPulse(TM) has the potential to revolutionize the way resuscitation events are handled for both in-hospital and out-of-hospital cardiac arrests. The AutoPulse(TM) has been well received at recent EMS shows. We began shipping the product for clinical use in April. The ZOLL investment comes as we build our sales team in excess of 15 people to bring the product to market. Together, I feel we can introduce and establish the AutoPulse(TM) as part of the standard of care in cardiac resuscitation."

     Mr. Packer commented on the transaction, "The strength of our balance sheet has allowed us to get involved in what we believe is the most important resuscitation advance since the introduction of the AED. This investment can allow ZOLL to provide a product solution where there has been none in the past, and to a currently unserved patient segment that provides a tremendous growth opportunity. The transaction will not have a negative financial impact on our results in FY 2004, yet offers the opportunity for significant incremental profitability in the following years. The earnout and milestone structure of this potential acquisition allows ZOLL to make our major financial commitment later, when Revivant's product has proven itself in the marketplace and its performance can support the acquisition cost. We see this technology as a key piece of our strategy to broaden our product line in the area of resuscitation."

     Sudden Cardiac Arrest (SCA) is the number one cause of death in the United States, accounting for more than 450,000 deaths each year. SCA occurs when the heart abruptly and without warning ceases to function. Brain ischemia and death start to occur in four to six minutes after the onset of cardiac arrest. It is estimated that more than 95% of victims die before reaching the hospital.

     U.S. Bancorp Piper Jaffray acted as financial advisor to ZOLL Medical Corporation and SG Cowen Securities Corporation acted as financial advisor to Revivant Corporation.

About Revivant

Revivant Corporation, headquartered in Sunnyvale, CA, designs, manufactures and markets AutoPulse(TM), a patented, FDA approved medical device that automates cardiopulmonary resuscitation, or CPR. Revivant has a direct sales force and a distributor partner, Tri-anim Health Services, Inc., that markets the AutoPulse(TM) to fire departments, Emergency Medical Systems and hospitals. Revivant was formed in 1997 and commercially launched the AutoPulse(TM) in 2003. For more information about Revivant and its products, visit the Revivant website at www.revivant.com.

About ZOLL

ZOLL Medical Corporation, headquartered in Chelmsford, MA, designs, manufactures and markets an integrated line of proprietary, non-invasive resuscitation devices and disposable electrodes. Used by health care professionals to provide both types of cardiac resuscitation--pacing and defibrillation--these products are essential in the emergency treatment of cardiac arrest victims, both inside and outside the hospital. ZOLL also designs and markets software that automates collection and management of both clinical and non-clinical data for emergency medical service providers. ZOLL has operations in the United States, Canada, United Kingdom, Germany, France, the Netherlands and Australia, and business partners in all of the world's major markets. For more information about ZOLL and its products, visit the ZOLL website at www.zoll.com.

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Certain statements contained in this press release, including statements regarding the anticipated development of ZOLL's business, the intent, belief or current expectations of ZOLL, its directors or its officers, primarily with respect to ZOLL's business model and future operating performance of ZOLL, including expectations regarding results in future periods, the performance of the AutoPulse(TM), the amount of earnout and milestone payments, if any, the impact of the transaction on future earnings, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those factors discussed in the section entitled "Risk Factors" in ZOLL's Quarterly Report on Form 10-Q filed on August 13, 2003, including the future performance of the direct sales operations, as well as uncertainties regarding the market, acceptance and profitability of the ZOLL AED Plus, the length and severity of the current economic slowdown and its impact on capital spending budgets, the reduction in overall capital equipment expenditures in the hospital and pre-hospital markets, the impact of governmental budget restraints on the purchase of capital equipment, the impact of ZOLL's move to Chelmsford, Massachusetts, the length and severity of the current SARS outbreak, or severe acute respiratory syndrome, the continued War in the Middle East, the impact of the war on terrorism, the potential disruption in the transportation industry on ZOLL's supply chain and product distribution channels, and the desire or ability of other parties to purchase ZOLL's products.


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